                                                                    EXHIBIT 16.1



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the second paragraph in the section titled "CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS" of Registration Statement No. 333-60111 of Superior Financial Corp. on Form S-1 dated December 8, 1998.

/s/ Deloitte & Touch LLP

Little Rock, Arkansas
December 8, 1998